Exhibit 99.1

Varco Announces Third Quarter 2003 Financial Results

Net Income Rises 33 Percent Year-Over-Year

HOUSTON, Texas, October 30, 2003 (BUSINESS WIRE) — Varco International, Inc. (NYSE:VRC) today announced that it earned $26.6 million or $0.27 per diluted share during its third quarter ended September 30, 2003. Earnings were up 33 percent from $20.1 million or $0.21 per diluted share earned in the third quarter of 2002, which included a $2.4 million pre-tax charge related to its acquisition of the oilfield services business of ICO, completed September 6, 2002. Revenue increased 12 percent to $375.0 million and operating profit increased 24 percent to $48.1 million in the third quarter of 2003 compared to the prior year period.

“Varco performed well in the third quarter, posting its highest quarterly operating profit and net income since early 1998.” remarked Varco Chairman and CEO John Lauletta. “Varco’s service businesses—Tuboscope tubular quality assurance and corrosion protection; Brandt solids control and waste management services; MD/Totco rig instrumentation and communication services—all benefited from higher drilling activity in Mexico, Canada, and the U.S. land market.” Lauletta further noted that the fiberglass pipe and coiled tubing businesses also posted strong results due to rising oilfield demand, and that the Company benefited from higher demand for its pipeline inspection services, wireline equipment, and Varco drilling equipment spares and aftermarket services compared to the third quarter of 2002. However, activity levels in the North Sea and the U.S. Gulf of Mexico, and demand for new drilling rig capital equipment, remain generally weak.

Drilling Equipment Sales:  Sales for the Group were $114.7 million, down five percent from the third quarter of 2002. Operating profit was $12.1 million or 10.5 percent of revenue, after including severance expenses of $1.3 million incurred in the quarter. This compares to $19.1 million or 15.9 percent of revenue in the third quarter of 2002. Orders for the Company’s drilling equipment products totaled $86.2 million in the quarter, down 46 percent from the third quarter of 2002, and backlog totaled $159.1 million as of September 30, 2003, down 32 percent from the third quarter of 2002. The Group is emphasizing its aftermarket spares and services business.

Tubular Services:  Group sales increased 36 percent to $124.2 million in the third quarter of 2003, up from $91.3 million in the third quarter of 2002. The Company’s acquisition of the oilfield services business of ICO during the third quarter of 2002, higher levels of drilling activity, and a 41 percent increase in fiberglass pipe sales all drove the year-over-year improvement. Pipeline inspection also posted year-over-year gains. Operating profit was $22.7 million or 18.3 percent of sales, compared to $15.3 million or 16.8 percent of sales last year.

Drilling Services:  Sales for the Group were $78.0 million in the third quarter of 2003, up 12 percent from $69.5 million generated in the third quarter of 2002. Higher levels of drilling activity produced higher revenue in rig instrumentation and solids control services in most major markets. Operating profit was $16.0 million or 20.5 percent of revenue in the third quarter of 2003, up from $11.6 million or 16.7 percent of revenue in the third quarter of 2002.

Coiled Tubing & Wireline Products:  Group sales rose 10 percent to $58.0 million in the third quarter of 2003, compared to $52.7 million in the third quarter of 2002. Demand for coiled tubing equipment and wireline equipment was up modestly, but demand for coiled tubing rose sharply year-over-year. Operating profit was $11.5 million or 19.8 percent of revenue, compared to $9.2 million or 17.4 percent of revenue in the third quarter of 2002. Orders were $54.8 million in the third quarter of 2003, and the Group finished the third quarter with $42.4 million in backlog, up four percent from the third quarter of 2002.

Varco completed the quarter ended September 30, 2003 with $110.4 million in cash, $455.9 million in debt, $345.6 million in net debt (debt less cash), stockholder’s equity of $999.6 million, and a net debt to total capitalization ratio of 25.7 percent. Capital expenditures were $21.9 million in the quarter, which included approximately $5.8 million for the acquisition of assets which were previously subject to operating leases.

Varco will host a conference call to discuss third quarter 2003 results on Thursday, October 30, 2003 at 10:00AM CST. The dial-in number for the call is 1-773-756-4600 and the password is “earnings”. A replay will be available through November 7, 2003, at 800-627-7471 with the same password, or on the Company’s website at www.varco.com.

Varco International, Inc. is a leading provider of services, products, and highly-engineered equipment to the world’s oil and gas industry. With operations in over 350 locations in over 40 countries across six continents, the Company provides oilfield tubular inspections and internal tubular coating services; drill cuttings separation, management and disposal services; rig instrumentation and communication services; in-service pipeline inspection services; and sucker rod inspection and reclamation services. Additionally, the Company manufactures and supplies innovative drilling systems and technology; coiled tubing and pressure control equipment; high-pressure fiberglass and composite tubing; and in-line inspection equipment for the makers of oilfield tubing.

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are those that do not state historical facts and are inherently subject to risk and uncertainties. Among these forward looking statements are statements regarding the expected delivery of a $30 million land drilling rig, and expected future oilfield activity levels. The forward-looking statements contained herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among others, general economic, financial and business conditions, the ultimate realization of revenue and profit from existing backlogs, risks associated with growth through acquisitions, and other factors discussed in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2002, under the caption “Factors Affecting Future Operating Results.”

VARCO INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2003	December 31, 2002
	(Unaudited)
A S S E T S
Current assets:
Cash and cash equivalents	$110,362	$105,997
Accounts receivable, net	344,062	323,456
Inventory, net	316,762	279,958
Deferred tax assets	17,394	15,727
Prepaid expenses and other	27,954	22,840

Total current assets	816,534	747,978

Property and equipment, net	463,555	450,131
Identified intangibles, net	32,630	32,918
Goodwill, net	437,723	418,659
Other assets, net	12,703	11,374

Total assets	$1,763,145	$1,661,060

L I A B I L I T I E S A N D E Q U I T Y
Current liabilities:
Accounts payable	$94,760	$90,604
Accrued liabilities	132,323	111,430
Income taxes payable	4,862	9,252
Current portion of long-term debt and short-term borrowings	5,650	7,045

Total current liabilities	237,595	218,331
Long-term debt	450,278	460,883
Pension liabilities and post-retirement obligations	26,019	24,899
Deferred taxes payable	45,482	35,252
Other liabilities	4,214	1,413

Total liabilities	763,588	740,778

Common stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 99,037,582 shares issued and 97,593,882 shares outstanding at September 30, 2003 (98,416,012 shares issued and 96,991,312 shares outstanding at December 31, 2002)	990	984
Paid in capital	534,108	525,782
Retained earnings	490,043	427,355
Accumulated other comprehensive loss	(9,936)	(18,509)
Less: treasury stock at cost (1,443,700 shares)	(15,648)	(15,330)

Total common stockholders’ equity	999,557	920,282

Total liabilities and equity	$1,763,145	$1,661,060

VARCO INTERNATIONAL, INC.

QUARTERLY STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002 (restated)	2003	2002 (restated)
	(in thousands, except share and per share data)
Revenue:
Drilling Equipment Sales	$114,749	$120,344	$376,984	$364,060
Tubular Services	124,198	91,339	336,955	242,772
Drilling Services	78,024	69,525	217,363	207,196
Coiled Tubing & Wireline Products	58,005	52,731	168,608	166,532

Total Revenue	374,976	333,939	1,099,910	980,560
Total Gross Profit	107,899	97,252	303,182	282,522
Total Gross Profit Percent	28.8%	29.1%	27.6%	28.8%
Selling, General and Administration	44,495	41,257	136,164	117,629
Research and Engineering	15,325	14,932	46,512	42,177
Merger and Transaction Costs	—	2,369	—	5,198

Operating Profit	48,079	38,694	120,506	117,518
Interest Expense	7,357	6,243	23,071	18,357
Other expense (income)	1,093	2,137	2,454	7,900

Income Before Taxes	39,629	30,314	94,981	91,261
Income Tax Provision	12,990	10,262	32,293	32,859

Net Income	$26,639	$20,052	$62,688	$58,402

Earnings Per Common Share:
Basic Earnings Per Common Share	$0.27	$0.21	$0.64	$0.61

Dilutive Earnings Per Common Share	$0.27	$0.21	$0.64	$0.60

Weighted Average Number of Common Shares Outstanding:
Basic	97,503,222	96,785,063	97,335,044	96,530,744

Dilutive	98,263,529	97,504,538	98,219,099	97,353,434

VARCO INTERNATIONAL, INC.

OPERATING PROFIT—SUPPLEMENTAL SCHEDULE

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2003	2002 (restated)	2003	2002 (restated)
	(in thousands, except share and per share data)
Revenue:
Drilling Equipment Sales	$114,749	$120,344	$376,984	$364,060
Tubular Services	124,198	91,339	336,955	242,772
Drilling Services	78,024	69,525	217,363	207,196
Coiled Tubing & Wireline Products	58,005	52,731	168,608	166,532

Total Revenue	374,976	333,939	1,099,910	980,560
Operating Profit:
Drilling Equipment Sales	12,088	19,094	36,301	55,509
Tubular Services	22,674	15,304	51,165	36,792
Drilling Services	15,962	11,626	40,915	37,528
Coiled Tubing & Wireline Products	11,471	9,187	33,364	31,278
Other Unallocated	(14,116)	(14,148)	(41,239)	(38,391)

Operating Profit (Before Merger, Transaction and Litigation Costs Note 1)	$48,079	$41,063	$120,506	$122,716

Operating profit %:
Drilling Equipment Sales	10.5%	15.9%	9.6%	15.2%
Tubular Services	18.3%	16.8%	15.2%	15.2%
Drilling Services	20.5%	16.7%	18.8%	18.1%
Coiled Tubing & Wireline Products	19.8%	17.4%	19.8%	18.8%

Operating Profit % (Before Merger, Transaction and Litigation Costs Note 1)	12.8%	12.3%	11.0%	12.5%

Note 1: Excluding merger, transaction, and litigation costs of $2.829 million and $2.369 million recorded in the first quarter and third quarter of 2002, respectively. The first quarter 2002 charge was related to the May 2000 merger of Tuboscope Inc. and Varco International, Inc. The third quarter 2002 charge was related to merger and transaction costs associated with the acquisition of ICO in September 2002. The Company believes that reporting operating profit excluding merger, transaction and litigation costs provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

VARCO INTERNATIONAL, INC.

PROFORMA RECONCILIATION EXCLUDING MERGER, TRANSACTION AND LITIGATION COSTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30, 2003
	2003	2002 (restated)	2003	2002 (restated)
Reconciliation of EBITDA:
GAAP Net Income	$26,639	$20,052	$62,688	$58,402
Provision for Income Taxes	12,990	10,262	32,293	32,859
Interest Expense	7,357	6,243	23,071	18,357
Depreciation and Amortization	16,936	14,388	49,628	43,045
Merger, Transaction, and Litigation Costs:
ICO Acquisition Costs	—	2,369	—	2,369
Severance Costs from Merger Agreement	—	—	—	2,829

EBITDA Before Merger, Transaction, and Litigation Costs	$63,922	$53,314	$167,680	$157,861

Reconciliation of GAAP Net Income Before Merger, Transaction, and Litigation Costs:
GAAP Net Income	$26,639	$20,052	$62,688	$58,402
Merger, Transaction, and Litigation Costs (net of tax):
ICO Acquisition costs	—	1,516	—	1,516
Severance costs from Merger employment agreements	—	—	—	1,839

Net Income Before Merger, Transaction and Litigation Costs	$26,639	$21,568	$62,688	$61,757

Weighted Average Dilutive Shares Outstanding	98,263,529	97,504,538	98,219,099	97,353,434

Dilutive Earnings Per Share Before Merger, Transaction and Litigation Costs	$0.27	$0.22	$0.64	$0.63

Summary Statement of Cash Flow Information:
Net Cash Provided by Operating Activities			$73,882	$88,614
Net Cash Used for Investing Activities			(66,810)	(184,684)
Net Cash Provided by Financing Activities			(2,707)	90,335

Net Increase (Decrease) in Cash and Cash Equivalents			4,365	(5,735)
Cash, Beginning of Period			105,997	57,499

Cash, End of Period			$110,362	$51,764

(1)	The Company believes that reporting operating profit, EBITDA, net income and dilutive EPS excluding merger, transaction and litigation costs provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.
(2)	EBITDA means earnings before interest, taxes, depreciation and amortization, and is a non-GAAP measurement. Management uses EBITDA because it believes that it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that it may be used by some investors and others to make informed investment decisions.

CONTACT:	Varco International, Inc., Houston
Clay Williams, (281) 953-2200
ccwilliams@varco.com